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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Cymer, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cymer, Inc., a Nevada corporation. The meeting will be held on Thursday, May 19, 2005 at 10:00 a.m. local time at our offices at 17075 Thornmint Court, San Diego, California 92127 for the following purposes:

  1.
  To elect eight directors to serve for one year.

  2.
  To approve our 2005 Equity Incentive Plan.

  3.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 31, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Nancy J. Baker Secretary
San Diego, California April 8, 2005

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

May 19, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the board of directors of Cymer, Inc. is soliciting your proxy to vote at our annual meeting of stockholders to be held on May 19, 2005. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the annual meeting, but you do not need to attend the meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 8, 2005.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 31, 2005, the record date, will be entitled to vote at the annual meeting. On the record date, there were 36,815,509 shares of our common stock outstanding.

Am I a stockholder of record?

        If on March 31, 2005 your Cymer shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

What if my Cymer shares are not registered directly in my name but are held in street name?

        If on March 31, 2005 your Cymer shares were held in an account at a broker, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account. You are also invited to attend the annual meeting. If you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record.

If I am a stockholder of record of Cymer shares, how do I cast my votes?

        If you are the stockholder of record, you may vote in person at the annual meeting or by proxy using the enclosed proxy card.

  •
  To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the annual meeting, we will vote your shares as you direct.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting, revoke your proxy and vote in person even if you have already returned your signed proxy.

If I am a beneficial owner of Cymer shares, how do I vote?

        If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker or other organization. Follow the instructions from your broker or other organization included with these proxy materials, or contact your broker or other organization to request a proxy form.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of eight directors;

  •
  Approval of our 2005 Equity Incentive Plan; and

  •
  Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

How many votes do I have?

        On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on March 31, 2005. In the election of directors, you have one vote for each Cymer share, and you may cast that vote "FOR" up to a maximum of eight nominees; you may withhold your vote from any nominee or all of the nominees.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your Cymer shares will be voted "FOR" the election of all eight nominees for director, "FOR" the approval of the 2005 Equity Incentive Plan, and "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. We have retained the services of Morrow & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We have agreed to pay Morrow & Co. $7,500 plus reasonable out of pocket expenses for their proxy solicitation services. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may send a written notice that you are revoking your proxy to us at Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, Attention: Nancy J. Baker.

  •
  You may send a duly executed proxy bearing a later date in accordance with the instructions in this proxy statement or provided by your broker or similar organization.

  •
  You may attend the annual meeting, revoke the proxy in writing and vote in person. Either attending the meeting or voting in person at the meeting will not by itself revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in our proxy materials for the annual meeting of stockholders in 2006, your proposal must be received in writing by the Corporate Secretary at Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, no later than December 8, 2005. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting of stockholders must do so no later than February 21, 2006. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and (with respect to proposals other than the election of directors) "AGAINST" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "AGAINST" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors you may vote "FOR" all nominees or you may withhold your vote from any nominee that you specify. The eight nominees receiving the most "FOR" votes among votes properly cast will be elected.

  •
  You may vote "FOR" or "AGAINST" Proposal 2, to approve our 2005 Equity Incentive Plan, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting.

  •
  You may vote "FOR" or "AGAINST" Proposal 3, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting. If you "ABSTAIN" from voting on any proposal, it will have the same effect as and "AGAINST" vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 18,407,755 shares, a majority of the shares outstanding on March 31, 2005, are represented at the meeting in person or by proxy. On March 31, 2005, there were 36,815,509 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors consists of eight directors. There are eight nominees for election as director this year. The eight nominees are identified in the table below. Each nominee who is elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until his death, resignation or removal. Each of the nominees listed below is currently a director of Cymer who was previously elected by the stockholders. All of the nominees for election as a director at the 2004 annual meeting of stockholders attended the 2004 annual meeting of stockholders.

Nominees

Name	Age	Position Held With the Company	Director since
Charles J. Abbe	63	Director	2003
Robert P. Akins	53	Chairman of the Board of Directors and Chief Executive Officer	1986
Edward H. Braun	65	Director	2003
Michael R. Gaulke	59	Director	2000
William G. Oldham	66	Director	2001
Peter J. Simone	57	Director	1993
Young K. Sohn	49	Director	2003
Jon D. Tompkins	64	Director	1999

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our board of directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

        A brief biography of each nominee follows:

        Charles J. Abbe has served as a director of Cymer since January 2003. Mr. Abbe served as president and chief operating officer and as director of JDS Uniphase Corporation from February 2000 until his retirement in June 2001. He was employed previously as president and chief executive officer at Optical Coating Laboratory, Inc. from 1996 until the company merged with JDS Uniphase in February 2000. From 1990 to 1996, he served in several positions of increasing responsibility, including senior vice president, electronics sector, at Raychem Corporation in Menlo Park, California. Mr. Abbe practiced business consulting with McKinsey & Company in San Francisco, California from 1971 to 1989. Mr. Abbe also currently serves as director of CoSine Communications, Inc., a publicly held company and as director of several privately financed technology companies. Mr. Abbe received a B.S. and M.S. in chemical engineering from Cornell University and a M.B.A. from Stanford University.

        Robert P. Akins, one of Cymer's co-founders, has served as its chairman and chief executive officer since Cymer's inception in 1986, and served as president of Cymer as well from its inception until May 2000. Mr. Akins currently serves on the boards of directors of Semiconductor Equipment and Materials International ("SEMI"), and SEMI North America. He is also a member of the council of advisors to the Irwin and Joan Jacobs School of Engineering at the University of California, San Diego

("UCSD"), and serves on the board of the UC San Diego Foundation. Mr. Akins received the Ernst & Young Entrepreneur of the Year Award for San Diego County in 1997, and with fellow Cymer co-founder Rick Sandstrom, received the outstanding alumnus award from UCSD, and the prestigious SEMI Award for North America, the highest honor conferred by SEMI, in 1996 for contributions to the field of deep ultraviolet or DUV lithography. Mr. Akins received a B.S. in physics, a B.A. in literature, and a Ph.D. in applied physics from UCSD.

        Edward H. Braun has served as a director of Cymer since March 2003. Mr. Braun has been a director and chairman, and chief executive officer of Veeco Instruments, Inc. since January 1990, and was its president from January 1990 to May 2000 and from October 2000 to March 2003. Prior to 1990, Mr. Braun was employed as the executive vice president and chief operating officer of Veeco's predecessor company (now Lambda Electronics, Inc.). Mr. Braun joined Veeco's predecessor company in 1966 where he held numerous positions, including director of marketing, director of operations, and chief operating officer. Mr. Braun is a director emeritus of the board of directors of Semiconductor Equipment and Materials International, of which he was chairman of the board in 1993, and also serves on the Executive Advisory Council of the International Disk Drive Equipment and Materials Association (IDEMA)—the Data Storage trade association. Mr. Braun received a BSME from Clarkson College of Technology and completed Stanford University's Executive Program for Management of High Technology Companies.

        Michael R. Gaulke has served as a director of Cymer since August 2000. Since 1996, Mr. Gaulke has served as president and chief executive officer and a director of Exponent, Inc., a nationally recognized engineering and scientific consulting firm that performs in-depth investigations in more than 70 technical disciplines to analyze failures and accidents to determine their causes. He first joined Exponent, Inc. in September 1992 as executive vice president and chief financial officer. In March 1993 he was named president and was appointed as a member of the board of directors in January 1994. Prior to 1992, Mr. Gaulke served as executive vice president and chief financial officer of Raynet Corporation, which pioneered a fiber-to-the-curb architecture for telecommunications. Before that, he served as executive vice president and chief financial officer of Spectra-Physics, a leading manufacturer of a broad range of lasers and laser-related products. He also serves as a director of LECG Inc. and as a member of the Board of Trustees of the Palo Alto Medical Foundation. Mr. Gaulke received a B.S. in electrical engineering from Oregon State University and a M.B.A. from Stanford University Graduate School of Business.

        William G. Oldham, Ph.D., has served as a director of Cymer since January 2001. He is the Robert S. Pepper Professor of Electrical Engineering and Computer Science, emeritus, at the University of California, Berkeley, where he has been on the faculty since 1964. Dr. Oldham is presently involved in researching optical and extreme ultraviolet or EUV lithography and maskless lithography for applications at feature sizes smaller than 100nm, and was previously involved in research in semiconductor materials and process technology. He also served as an outside consultant on our scientific advisory board from its inception in 1999 until August 2002. Dr. Oldham's university activities have included serving as director of the California SEMATECH Center of Excellence from 1988 to 1996, and as director of the DARPA/SRC Research Network from 1996 to the present. He served as program manager for dynamic RAMS technology development and circuit design at Intel Corp. from 1974 to 1976, and worked at Siemens Research Laboratory in Erlangen, Germany from 1963 to 1964. Dr. Oldham frequently consults with various electronics and automotive manufacturers and with legal firms on intellectual property matters. In March 2003, he was awarded the prestigious Semiconductor Industry Association's University Research Award for his career contributions to the semiconductor industry. He also serves on the board of directors of Nanometrics Incorporated. Dr. Oldham has published more than 200 articles and holds nine patents in semiconductor electronics. He received B.S., M.S. and Ph.D. degrees from the Carnegie Institute of Technology.

        Peter J. Simone has served as a director of Cymer since July 1993. Mr. Simone is an independent consultant to the investment community and serves on the boards of directors of Newport Corporation, Sanmina-SCI Corporation and Veeco Instruments, Inc., as well as several private companies. Mr. Simone was executive chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He was a director of Active Control eXperts, Inc. ("ACX"), a leading supplier of precision motion control and smart structures technology, while also serving as a consultant, then President from January 2000 to February 2001 when it was acquired by Cymer. He served as president, CEO and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier OEMs, from April 1997 until Xionics' merger with Oak Technology, Inc. in January 2000. Mr. Simone's previous experience includes seventeen years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, holding various management positions, including President and director. Mr. Simone received a B.S. in accounting from Bentley College and a M.B.A. from Babson College in 1974.

        Young K. Sohn has served as a director of Cymer since March 2003. Mr. Sohn served as senior vice president at Agilent Technologies Inc. and president of their Semiconductor Products Group from October 2003 through April 1, 2005. Prior to joining Agilent, he served as president and chief executive officer and chairman of the board of directors of Oak Technology, Inc. which was acquired by Zoran Corporation in August 2003. Prior to joining Oak Technology, Inc. in 1999, Mr. Sohn was employed by Quantum Corporation for six years, serving most recently as president of its Hard Drive Business. From August 1983 to January 1993, he was director of marketing at Intel Corporation. Mr. Sohn currently serves on the board of directors of Synnex Information Technologies, Inc. He received a B.S. in electrical engineering from the University of Pennsylvania and a M.S. (M.B.A.) from the Massachusetts Institute of Technology's Sloan School of Management.

        Jon D. Tompkins has served as a director of Cymer since May 1999. Mr. Tompkins served as chief executive officer of KLA-Tencor Corporation from April 1997 until June 1998 and served as chairman of the board of KLA-Tencor from July 1998 until his retirement in 1999. He served as president and chief executive officer of Tencor Instruments from April 1991 until its merger with KLA Instruments in April 1997 and chairman of the board from November 1993 until the merger. He has also previously served as president and chief executive officer of Spectra-Physics. Since April 2003, Mr. Tompkins has served as chairman of the board of Electro Scientific Industries, and currently serves on the board of directors of KLA-Tencor and Credence Systems. Mr. Tompkins received a B.S. in electrical engineering from the University of Washington and a M.B.A. from Stanford University with an emphasis in finance and accounting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of The Board of Directors

        As required under the Nasdaq Stock Market ("Nasdaq"), listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The board consults with our legal counsel to ensure that the board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Cymer, our senior management and our independent registered public accounting firm, our board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Akins, our Chief Executive Officer. As required under Nasdaq listing standards, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

        During 2004, our board of directors held 9 meetings. The board has the following committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a scientific advisory committee. Each director attended 75% or more of the aggregate number of the meetings of the board and the committees on which he served, held during the period for which he was a director or committee member, respectively. The following table provides membership and meeting information for fiscal 2004 for each of the board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Scientific Advisory
Charles J. Abbe	X
Robert P. Akins
Edward H. Braun			X
Michael R. Gaulke	X	*			X
William G. Oldham							X
Peter J. Simone	X				X	*
Young K. Sohn			X	*
Jon D. Tompkins			X		X

Total meetings in fiscal year 2004	12		6		4		2

*
Committee Chairman

        Below is a description of each committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Cymer.

Audit Committee

        The audit committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the audit committee performs the following functions, among other things:

  •
  appoints our independent registered public accounting firm and determines the funding for audit and review by them of our financial statements;

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  evaluates and oversees our independent registered public accounting firm's independence and performance;

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  determines in advance whether to engage our independent registered public accounting firm to provide any non-audit services and pre-approves these engagements;

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  oversees and monitors our management and independent registered public accounting firm and their activities with respect to our financial reporting and compliance with our internal and external disclosure policies;

  •
  discusses and reviews our financial statements, the results of the annual integrated audit and all press releases containing financial information with management and our independent registered public accounting firm;

  •
  establishes and implements procedures to receive and address complaints regarding accounting and auditing matters;

  •
  oversees the internal audit functions; and

  •
  performs such other duties of an audit committee specified in the Sarbanes-Oxley Act of 2002 and rules and regulations implemented by the Securities and Exchange Commission ("SEC") and Nasdaq.

        During 2004, the audit committee was comprised of three independent directors. Messrs. Abbe and Gaulke served on the audit committee the entire year, Mr. Braun served from January 1, 2004 to May 24, 2004, and Mr. Simone has served since May 25, 2004. The audit committee met 12 times during 2004. The board has adopted a written audit committee charter that is available on our website at www.cymer.com.

        The board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of the audit committee are independent (as independence is currently defined in Rule 4200(a) of the Nasdaq listing standards). The board of directors has determined that Mr. Gaulke qualifies as an "audit committee financial expert," as defined in applicable SEC rules.

Compensation Committee

        During 2004, the compensation committee was comprised of three independent directors. Mr. Tompkins and Mr. Sohn served on the compensation committee the entire year, and Mr. Braun served on the committee since May 25, 2004. The compensation committee met 6 times during 2004. The compensation committee among other things:

  •
  reviews, evaluates and approves our compensation policy for executive officers;

  •
  approves all other forms of compensation to be provided to our executive officers;

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  reviews, evaluates and approves the general compensation goals and guidelines for all of our employees, including the criteria by which bonuses are determined;

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  makes recommendations to the board concerning other plans that are proposed or adopted for the provision of compensation to employees, or consultants;

  •
  acts as administrator of our equity plans; and

  •
  performs such other functions regarding compensation as the board may delegate.

        The board has adopted a written compensation committee charter that is available on our website at www.cymer.com.

Nominating and Corporate Governance Committee

        During 2004, the nominating and corporate governance committee was comprised of three independent directors: Messrs. Gaulke, Simone and Tompkins. The nominating and corporate governance committee met 4 times during 2004. The nominating and corporate governance committee:

  •
  aids the board in meeting its responsibilities with regard to identifying individuals qualified to become directors and recommending that the board select the candidates for all directorships to be filled by the board or by the stockholders;

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  oversees the composition, structure and evaluation of the board and each of its committees, to ensure that the board is properly constituted to meet its fiduciary obligations to us and our shareholders;

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  oversees board compensation; and

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  develops and maintains a set of corporate governance principles applicable to us and ensures that we have and follow appropriate governance standards, and otherwise takes a leadership role in shaping our corporate governance.

        Our Corporate Governance principles are available on our website at www.cymer.com. The board has adopted a written nominating and corporate governance committee charter which is available on our website at www.cymer.com. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

        The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. The nominating and corporate governance committee evaluates candidates based on qualities such as inquisitiveness, objectivity and possession of practical wisdom and mature judgment. Our directors who also serve as CEOs at other companies may serve on no more than two other boards of public companies and their associated committees. Other directors who are not CEOs may serve on the boards of no more than four public companies, including Cymer's, and their associated committees. In order to further align the economic interests of directors with those of stockholders, the board has adopted a policy requiring that, no later than August 21, 2005 or two years after the date on which an individual becomes a director (whichever is later), each director shall be required to hold not less than one thousand (1,000) shares of our common stock.

        Because of the significant time investment and energy required to become familiar with the intricacies of the semiconductor capital equipment industry, the board does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be re-nominated annually. Additionally, the board has determined that there should be no arbitrary age limit or mandatory retirement age for board members. Each board committee's performance review and assessment, and the nominating and corporate governance committee's review and assessment of the board's performance will help determine each director's tenure.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the board may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Scientific Advisory Committee

        The scientific advisory committee was formed on August 24, 2002, and charged with interacting with and attending meetings of our scientific advisory board. The scientific advisory committee currently consists solely of Dr. Oldham, and he met with the scientific advisory board 2 times during 2004.

Stockholder Communications With The Board Of Directors

        In November 2004, our board of directors adopted a process for stockholder communication with the board. Stockholders wishing to communicate with the board may send a written communication addressed to the secretary of Cymer, Inc. at 17075 Thornmint Court, San Diego California 92127. Communications also may be sent by e-mail to the following address board@cymer.com. The secretary will screen communications for spam, junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding to the board. The process regarding stockholder communications with the board is posted on our website at www.cymer.com.

Code Of Conduct

        Our board of directors has adopted the Cymer, Inc. Code of Conduct and Corporate Governance that applies to all officers, directors and employees. The Code of Conduct and Corporate Governance is available on our website at www.cymer.com. If we make any substantive amendments to the Code of Conduct and Corporate Governance or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The audit committee of the board of directors is comprised of three independent directors, as defined by Nasdaq Market Rule 4200(a)(15), and operates under a written charter adopted by the board. The members of the committee consist of Charles J. Abbe, Michael R. Gaulke and Peter J. Simone. The committee is charged with the oversight of the integrity of our financial statements, including the review of the quarterly 10-Q and annual 10-K SEC reports, the appointment, compensation, qualifications, independence and work of our independent registered public accounting firm, and the performance of our internal audit function. In addition, the committee has reviewed the requirements of the Sarbanes-Oxley Act of 2002, the revised rules of the SEC and new corporate governance listing standards of Nasdaq as they relate to audit committee policies. In August 2003, the committee adopted an amended charter in response to the new rules and standards. This charter is available on our website at www.cymer.com. The committee also reviewed management's plan for compliance with Section 404 of the Sarbanes-Oxley Act and received and will continue to receive quarterly updates regarding management's progress.

        Management is responsible for our internal controls over financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. KPMG LLP, our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The committee's responsibility is to monitor, evaluate and oversee these processes. The independent registered public accounting firm understands that it is accountable to the committee, not our management.

        In this context, the committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm including whether any off-balance sheet financing transactions or any transactions with related parties existed. The committee discussed with our independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the committee reviewed and discussed with our independent registered public accounting firm the nature of the non-audit services provided by them during 2004.

        Our independent registered public accounting firm also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent registered public accounting firm their independence.

        Based on the committee's discussions with management and our independent registered public accounting firm and the committee's review of the representation of management and the report of our independent registered public accounting firm to the committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 16, 2005.

Audit Committee
Michael R. Gaulke, Chairman Charles J. Abbe Peter J. Simone

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

Overview and Philosophy

        The compensation committee is responsible for oversight and determination of executive compensation. Among other things, the committee regularly reviews, evaluates and approves all executive officer compensation and stock option grants. Executive compensation includes the following elements: base salaries, annual incentives, stock options and various benefit plans.

        The committee is comprised of three independent directors: Mr. Braun, Mr. Sohn and Mr. Tompkins. The committee's goals are to attract, retain and reward executive officers, key managers and employees who contribute to our overall success and to align the interests of officers with the long-term interests of stockholders by tying executive compensation directly to the achievement of company and individual performance objectives.

        The committee recognizes that the industry sector in which we operate is both highly competitive and undergoing significant globalization, which results in a substantial demand for qualified and experienced executive personnel. The committee considers it crucial that we be assured of retaining and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term, strategic goals.

        For these reasons, the committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some of the companies comprising the Nasdaq 100 Index and the Nasdaq Computer Index.

Annual Cash Compensation

        The committee believes that the annual cash compensation paid to executive officers should be commensurate with both the officer's performance and our performance as a company. For this reason, our executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus) components. From time to time we may also provide for exceptional bonuses for executive officers under certain circumstances or to serve specific purposes, such as to provide additional performance incentives where appropriate or to ensure retention of an executive officer.

        Base salaries for executive officers are established considering a number of factors, including:

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  the officer's individual performance and measurable contribution to our success; and

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  pay levels of similar positions with comparable companies in our industry.

        The committee supports our compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of our formal annual review process. Generally, base salaries for executive officers are maintained at approximately the 50th percentile of salaries paid by similar size, high technology companies.

        Under our incentive bonus program ("IBP"), an executive officer's annual performance award generally depends on two performance factors: our overall financial performance and the officer's individual performance.

        Our performance objectives were derived from the board-approved 2004 business plan, which included specific financial performance targets relating to revenue and profits. No payments are made unless minimum operating income targets are met. These targets are reviewed annually to meet the changing nature of our business. Under the IBP for 2004 the maximum bonus as a percentage of base salary when annual corporate goals were achieved is 120% for the chief executive officer, 100% for the chief operating officer, and 80% for the chief financial officer and executive vice presidents. Under the IBP, each officer's annual performance award may exceed these stated maximums if our financial performance exceeds 100% of the financial targets in that year's business plan. In such cases, the actual percentage of each officer's performance award will vary in relation to the percentage by which our targets for that year are exceeded. The committee annually reviews and approves specific targets and performance criteria for each officer.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

Stock Options

        During 2004, the compensation committee approved all stock option grants made to executive officers under our 1996 Stock Option Plan ("1996 Plan"). Stock option grants made to the named executive officers during 2004 are set forth in the table "Option Grants In Last Fiscal Year." The 1996 Plan is designed to attract, retain and motivate our officers and other participants by providing them with a meaningful stake in our long-term success. In making its determinations, the compensation committee takes into consideration:

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  grants made to individuals in similar positions in comparable high technology companies;

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  participants' contributions to our performance, both short- and long-term;

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  prior stock option grants, especially as they relate to the number of options vested and unvested; and

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  the impact that total option grants made to all participants have on dilution of current stockholder ownership and our earnings.

Benefits

        We provide benefits to the named executive officers that are generally available to all of our employees. The amount of executive benefits and perquisites did not exceed 10% of total 2004 salary and bonus for any executive officer.

Taxes

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we can only deduct up to $1 million of compensation we pay to certain executive officers each taxable year. However, we may deduct compensation above $1 million if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The compensation committee has determined that stock options granted under our 1996 Plan with an exercise price at least equal to the fair value of our common stock on the date of grant will be treated as performance-based compensation.

Chief Executive Officer's Compensation

        Compensation for the chief executive officer is determined by a process similar to that discussed above for executive officers. Mr. Akins' base compensation for 2004, which was established by the compensation committee, was $400,000. The Committee also established Mr. Akins' bonus for fiscal 2004 in accordance with the IBP described above under the section titled Annual Cash Compensation. During 2004 Mr. Akins received incentive bonuses of $486,196 due to our financial performance and his individual performance. During 2004, Mr. Akins was granted options to purchase 44,031 shares of our common stock.

        In February 2005, the committee approved an increase in Mr. Akins' base compensation for 2005 to $450,000 based on its review of the criteria described above in the section titled Annual Cash Compensation.

Compensation Committee
Young K. Sohn, Chairman Edward H. Braun Jon D. Tompkins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2004 the compensation committee consisted of three independent directors, Young K. Sohn, Jon D. Tompkins and Edward H. Braun, none of whom has ever been an officer or employee of Cymer or its subsidiaries, or had any relationships requiring disclosure under this caption.

PROPOSAL 2
APPROVAL OF 2005 EQUITY INCENTIVE PLAN

        Cymer's stockholders are being requested in this Proposal 2 to approve the adoption of Cymer's 2005 Equity Incentive Plan (the "Incentive Plan") as a replacement for our existing 1996 Stock Option Plan and 2000 Equity Incentive Plan (collectively, the "Terminated Plans"). The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on Proposal 2 will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If approved by shareholders, the Incentive Plan will replace our current plans, the 1996 Stock Option Plan and the 2000 Equity Incentive Plan, both of which will be terminated and the shares remaining under them canceled, and no further awards would be granted under these plans.

        We have used stock options as a form of compensation since 1987 as a way of providing employees with an ownership stake in Cymer. The Board believes that equity incentive plans remain an important contributor to the alignment of our employee and long-term stockholder interests. Moreover, the availability of an equity incentive plan is essential for Cymer to compete successfully with other companies in attracting and retaining key employees, thereby enabling our future growth. Therefore, shareholder approval of Cymer's 2005 Equity Incentive Plan (the "Incentive Plan") is in the best interests of Cymer. Additionally, we are aware of and sensitive to current shareholder concerns regarding dilution of ownership that can result from equity compensation plans if they are overused. Moving forward, we expect to utilize performance-based cash awards to a greater degree, and utilize fewer and smaller equity awards. Therefore, we expect that the 1,000,000 shares reserved under the Incentive Plan proposal would be adequate to provide awards for several years.

Key Features of Cymer's 2005 Equity Incentive Plan

        The 2005 Equity Incentive Plan authorizes the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock purchase awards, stock unit awards and other stock awards.

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  Term of the Incentive Plan The Incentive Plan becomes effective upon shareholder approval, and will terminate on March 28, 2015.

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  Authorized Shares Under the plan, one million shares of common stock will be available for delivery pursuant to awards.

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  Minimum Vesting In general, the Incentive Plan provides that no awards shall vest prior to the third anniversary of the date that an award was granted. There may be occasional exceptions for certain awards granted for achievement of specific performance goals, which may vest earlier.

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  No Discount Option Awards The Incentive Plan prohibits the grant of an option award with an exercise price less than the fair market value of our stock on the date of grant.

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  No Repricing of Awards The Board does not have the authority, without the prior consent of our stockholders to reprice any outstanding stock option or award.

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  Administration by the Board of Directors The Board will administer the Incentive Plan, but may, at its discretion, delegate administration of the plan to a committee composed of two or more outside directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

        A copy of the Incentive Plan is attached under Appendix A of this proxy statement and has been filed with the SEC in connection with the filing of this proxy statement. The essential features of the Incentive Plan are outlined below. This outline is only a summary of these features and you are encouraged to read the entire Incentive Plan, which is attached under Appendix A of this proxy statement and is available through the SEC's website at www.sec.gov.

General

        The Incentive Plan provides for the grant of the following:

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  Incentive stock options, as defined the Internal Revenue Code of 1986, as amended (the "Code"), which may be granted solely to our employees, including officers; and

  •
  Nonstatutory stock options, stock appreciation rights, stock bonus awards, stock purchase awards, stock unit awards and other stock awards (collectively "awards"), which may be granted to our directors, consultants and employees, including officers.

        Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" on page 20 for a discussion of the tax treatment of awards.

Purpose

        The board adopted the Incentive Plan to provide a means by which our employees, directors and consultants (and the employees, directors and consultants of any of our parent or subsidiary designated by the board to participate in the Incentive Plan) may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of our business and the business of our affiliates. All of the employees, directors and consultants of Cymer and its affiliates are eligible to participate in the Incentive Plan.

Administration

        The board administers the Incentive Plan. Subject to the Incentive Plan's provisions, the board has the power to interpret the Incentive Plan and to determine all terms of each award granted under it, including who will receive the award, the date on which it will be granted, the number of shares to be awarded, when the award may be exercised, the exercise price, the type of consideration, the vesting schedule and any acceleration of vesting. The Board will also settle all controversies regarding the Incentive Plan and the awards granted under it, submit any amendment to the Incentive Plan for stockholder approval, and adopt such procedures and sub-plans as are necessary or appropriate to permit our employees, directors or consultants who are foreign nationals or employed outside the United States to participate in the Incentive Plan.

        The board has the power to delegate administration of the Incentive Plan to a committee composed of two or more outside directors. The board also has the power, which it has not yet exercised, to delegate to one or more of our officers the authority to designate other officers and employees to receive awards under the Incentive Plan, the terms of such awards, and the numbers of shares of our common stock to be the subject of such awards up to a limit to be determined by the board.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors" while the regulations under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") require that such members of the committee must be "non-employee directors." The Incentive Plan provides that, in the board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m) or "non-employee directors" within the meaning of the Rule 16b-3 of the Exchange Act.

        Repricing.    Awards granted under the Incentive Plan may not be repriced without the consent of our stockholders.

Stock Subject to the Incentive Plan

        If the stockholders approve this Proposal 2, an aggregate of 1,000,000 shares of our common stock will be reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If we reacquire unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan.

Eligibility

        Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of Cymer and its affiliates. Employees (including officers), directors, and consultants of both Cymer and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

        No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Cymer or any of its affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

        No person may be granted awards under the Incentive Plan exercisable for more than 250,000 shares of our common stock during any calendar year ("Section 162(m) Limitation").

Terms of Options

        The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options or nonstatutory stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. As of March 31, 2005 the closing price of our common stock as reported on the Nasdaq National Market was $26.77 per share.

        The exercise price of options granted under the Incentive Plan is generally payable (i) in cash or check, (ii) in bank draft or money order payable to us, (iii) through a broker-dealer sale and remittance procedure, (iv) by delivery of shares of our common stock, (v) pursuant to a "net exercise" arrangement or (vi) in any other form of legal consideration acceptable to the board (excluding any form of consideration that may include deferred payment through the use of a promissory note).

        Option Exercise.    Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") and may be subject to different vesting terms. The board has the power to accelerate the time during which an option may vest or be exercised. No option shall vest prior to the third anniversary of the date that such option was granted with the exception of options that vest based on the satisfaction of performance goals.

        Term.    The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years.

        Termination of Service.    Options under the Incentive Plan generally terminate three months after termination of the option recipient's service unless (i) such termination is due to the recipient's permanent and total disability (as defined in the Code), in which case the option may be exercised within 12 months of such termination, if certain conditions are met; (ii) the option recipient dies before the recipient's service has terminated, in which case the option may be exercised within 18 months of the option recipient's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) the option recipient is terminated for cause, in which case the option shall terminate upon the termination of the recipient's service to us, or (iv) the option by its terms specifically provides otherwise. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is not extended in the event that exercise of the option within these periods is prohibited. However, certain option agreements may provide for the extension of the option's term for a specified period if the exercise of the option following the termination of the recipient's service would be prohibited because the exercise would violate the registration requirements under the Securities Act of 1933, as amended.

        Restrictions on Transfer.    An option recipient may not transfer a stock option otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, provided that a recipient may designate a beneficiary who may exercise an option following the recipient's death.

Terms of Stock Bonus and Stock Purchase Awards

        Stock purchase awards or bonus awards are granted through a stock purchase or bonus award agreement.

        Payment.    Subject to certain limitations, the purchase price for stock purchase or bonus awards, which is determined by the board, must be at least the par value of our common stock. The board may award stock bonuses in consideration of past services without a purchase payment.

        Vesting.    Shares of stock sold or awarded under the Incentive Plan may be subject to a repurchase option in favor of us in accordance with a vesting schedule determined by the board. Though the board may accelerate vesting, no stock purchase award or stock bonus award shall vest prior to the third anniversary of the award date except for stock purchase awards and stock bonus awards that vest based on the satisfaction of performance goals.

        Restrictions on Transfer.    Rights under a stock bonus or stock purchase agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or stock purchase agreement.

Stock Unit Awards

        Stock unit awards are granted through a stock unit award agreement. The consideration to be paid by a recipient of a stock unit award, if any, will be determined by the board, and may be payable in any form acceptable to the board and permitted under applicable law. The board may impose any restrictions or conditions upon the vesting of stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Stock unit awards may be settled in shares of our common stock, in cash, in any combination of the two or in any other form of legal consideration approved by the board. If a stock unit award recipient's service relationship with us terminates, any unvested portion of the stock unit award is forfeited upon the recipient's termination of service.

Stock Appreciation Rights

        The Incentive Plan broadly authorizes the grant of stock appreciation rights, subject to such terms and conditions as the Board may determine at the time of grant. Upon exercise, the participant is entitled to receive an appreciation distribution equal to the fair market value of the number of shares in which the participant is vested less the fair market value of that number of shares on the date of grant. Appreciation distributions payable upon exercise of stock appreciation rights may be made in cash, in shares of stock or a combination thereof. The board may impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. If a recipient's relationship with us ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months following cessation of service, unless the terms of the agreement provide for earlier termination.

Other Stock Awards

        Other forms of stock awards based on shares of our common stock may be granted either alone or in addition to other awards available under the Incentive Plan. The board has sole and complete authority to determine the persons to whom and the time or times at such other awards will be granted, the number of shares to be granted and all other terms and conditions of such other awards. No other form of stock award shall vest prior to the third anniversary of the grant date except for awards that vest based on the satisfaction of performance goals.

Adjustment Provisions

        Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of our common stock subject to the Incentive Plan and outstanding awards, including awards outstanding under our Terminated Plans. In that event, the Incentive Plan and outstanding awards will be appropriately adjusted.

Effect of Certain Corporate Transactions

        In the event of certain corporate transactions, all outstanding stock awards under the Incentive Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity does not assume, continue or substitute for such awards, then the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction. An award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement or other written agreement between the award recipient and us. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Cymer.

Duration, Amendment and Termination

        The board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on March 28, 2015

        The board may also amend the Incentive Plan at any time or from time to time. No amendment, suspension or termination of the Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any such amendment to the Incentive Plan in such a manner and to such a degree as may be required.

Federal Income Tax Information

        Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the participant or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any. If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options.    No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, with respect to employees, we will be required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will be generally be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        When he or she sells the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount paid for such stock plus any amount recognized as ordinary income when the stock was acquired.

        Stock Purchase Awards and Stock Bonus Awards.    If we grant a stock purchase award or stock bonus award that is unvested and that we could reacquire if the participant service terminates prior to vesting, the participant will not recognize any taxable income when the shares are issued, but will have to report as ordinary income an amount equal to the fair market value of the shares on the date our repurchase right lapses. The participant may, however, elect under Section 83(b) of the Code to include the fair market value of the shares on the date issued as ordinary income in the year they are issued. We will be entitled to a corresponding income tax deduction in the tax year in which the participant recognizes such ordinary income.

        When he or she sells stock acquired through receipt of a stock purchase award or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount paid for the stock (if any) plus any amount recognized as ordinary income upon issuance (or vesting).

        Restricted Stock Unit Awards.    No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        Stock Appreciation Rights.    The participant is not required to realize taxable income when he or she receives a stock appreciation right, but when it is exercised, the fair market value of the shares (or cash in lieu of shares) received must be taxed as ordinary income to the participant in the year exercised. We will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        Potential Limitation on Our Deductions.    Section 162(m) of the Code denies a publicly held company a deduction for compensation paid to certain "covered employees" in a taxable year in the amount that compensation to the covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by one of our covered employees, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

        In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Stock purchase awards, stock bonus awards and stock unit awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

Effective Date of Incentive Plan; Termination of the Terminated Plans

        The Incentive Plan will become effective upon stockholder approval of this Proposal 2. When the Incentive Plan becomes effective, the Terminated Plans will be terminated and no further equity awards will be granted under those plans.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of the board of directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since 2000. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required under our bylaws or otherwise. However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

        The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as votes cast against this proposal. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this proposal has been approved.

Independent Registered Public Accounting Firm Fees

        The following table represents aggregate fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2003 and 2004, and fees billed for other services rendered by KPMG LLP.

	Fiscal Year Ended December 31,
	2003	2004
Audit fees (1)	$422,753	$1,365,823
Audit related fees	—	—
Tax fees (2)	846,868	584,251
All other fees (3)	6,387	6,433

Total fees	$1,276,008	$1,956,507

(1)
Audit Fees consist of fees for the audit of our consolidated annual financial statements and for the reviews of our interim consolidated financial statements. In addition, 2004 audit fees include fees associated with the audit of the effectiveness of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. These fees associated with the audit of internal control represent the majority of the increase in audit fees in 2004 as compared to 2003.

(2)
Tax Fees consist of the aggregate tax fees billed by KPMG LLP for tax consultation and tax compliance services.

(3)
All Other Fees for the fiscal year ended December 31, 2003 consist primarily of professional services related to customs examinations associated with our Japanese subsidiary. For the fiscal year ended December 31, 2004, all other fees primarily consist of services provided for filing of regulatory reports for foreign government agencies.

        All fees described above were approved by the audit committee.

Pre-Approval Policies and Procedures.

        The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other fees up to specified amounts. Pre-approval may also be given as part of the audit committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The chairman of the audit committee has been delegated the authority to grant pre-approval under the pre-approval policy. The decisions of the chairman under this authority are presented to the audit committee at each of its scheduled quarterly meetings.

        The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm's independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Security Ownership Of
Certain Beneficial Owners And Management

        The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2005 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares(2)	Percent of Total
5% Stockholders
Delaware Management Holdings(3) 2005 Market Street Philadelphia, PA 19103	2,876,008	7.82%
Capital Group International, Inc.(4) 11100 Santa Monica Blvd. Los Angeles, CA 90025	2,228,280	6.06%
FMR Corp.(5) 82 Devonshire Street Boston, MA 02109	1,928,546	5.25%
Officers and Directors
Charles J. Abbe	14,450	*
Robert P. Akins	773,925	2.09%
Edward H. Braun	13,616	*
Michael R. Gaulke	44,766	*
William G. Oldham	29,966	*
Peter J. Simone	28,766	*
Young K. Sohn	13,616	*
Jon D. Tompkins	37,766	*
Pascal Didier	369,016	*
Nancy J. Baker	165,006	*
Edward P. Holtaway	230,617	*
Brian C. Klene	196,031	*
All executive officers and directors as a group (15 persons)	2,066,154	5.38%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,765,263 shares outstanding on March 15, 2005, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2)
Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of March 15, 2005: Mr. Abbe, 14,450 shares; Mr. Akins, 338,748 shares; Mr. Braun, 13,616 shares; Mr. Gaulke, 43,766 shares; Dr. Oldham, 28,966 shares; Mr. Simone, 23,766 shares; Mr. Sohn, 13,616 shares; Mr. Tompkins, 33,766 shares;

  Mr. Didier, 366,210 shares; Ms. Baker, 161,191 shares; Mr. Holtaway, 229,683 shares; Mr. Klene, 195,303 shares; and all executive officers and directors as a group: 1,605,224 shares.

(3)
Includes 2,876,008 shares of our common stock beneficially owned by Delaware Management Business Trust. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by Delaware Management Holdings on February 9, 2005.

(4)
Includes 1,406,620 shares of our common stock deemed to be beneficially owned under Rule 13d-3 of the 1934 Act by Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("1934 Act"). Capital Group International, Inc. and Capital Guardian Trust Company each disclaim beneficial ownership of such shares pursuant to Rule 13d-4 under the 1934 Act. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by Capital Group International, Inc. and Capital Guardian Trust Company on February 14, 2005

(5)
Represents shares that may be deemed beneficially owned by FMR Corp. and its wholly-owned subsidiaries Fidelity Management & Research Corporation, an investment company registered under the Investment Company Act of 1940 and beneficial owner of 1,440,891 shares of our common stock, and Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and the beneficial owner of 487,655 shares of our common stock. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by FMR Corp. on February 14, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

        In 2004 each of our non-employee directors received an annual retainer of $16,000, a fee of $2,000 for each board meeting attended and $1,000 for each committee meeting attended, except for the chairman. The chairman of the committee, except the chairman of the audit committee, received $2,000 for each meeting attended. The chairman of the audit committee received $3,000 for each meeting attended. All members of the audit committee also received a separate quarterly fee of $1,000 for service on the audit committee. Total compensation paid to outside directors in 2004 was $246,000. Effective January 1, 2005 each of our non-employee directors will receive an annual retainer of $25,000, a fee of $2,500 for each board meeting attended and $1,000 for each committee meeting attended, except for the chairman. The chairman of each committee, except the audit committee chairman, will receive $2,000 for each meeting attended. The chairman of the audit committee will receive $3,000 for each meeting attended. All members of the audit committee will receive a quarterly retainer of $1,000 for their service on the audit committee. No fees will be paid for telephonic meetings scheduled to last less than one hour. The members of the board of directors are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policy.

        Non-employee directors are granted options from our 1996 Stock Option Plan. Typically, option grants to non-employee directors are non-discretionary. On the 15th day of the first month of each calendar quarter, each non-employee director who has served as an outside director for one full year is automatically granted an option to purchase 1,600 shares of common stock, for a total annual grant of 6,400. Quarterly option grants to non-employee directors are exercisable in full one year from the date of grant. Newly elected non-employee directors are granted an initial option to purchase 20,000 shares of common stock. Effective January 1, 2005 the quarterly option grants to non-employee directors were changed to 2,000 shares of common stock. Additional options may be granted by the board of directors at other times. The exercise price of options granted to non-employee directors is 100% of the fair market value of our common stock subject to the option on the date of the option grant. The initial options granted to non-employee directors may not be exercised until the date upon which the non-employee director has provided one year of continuous service as a director following the date of grant, whereupon the option becomes exercisable as to 25% of the option shares, and 1/48th of the option shares become exercisable each month thereafter. The term of options granted to non-employee directors is ten years. In the event we merge with another corporation or a consolidation or an acquisition of assets or other change-in-control transaction involving us, each outstanding option would be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, the non-employee director would have the right to exercise all of the option shares, including shares not otherwise exercisable. In such event, the plan administrator would notify the non-employee director that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period.

        During 2004 we granted the following options covering an aggregate of 44,800 shares of our common stock to directors Abbe, Braun, Gaulke, Oldham, Simone, Sohn and Tompkins in connection with their services as outside directors. The exercise price per share is equal to the fair market value, which is determined based on the closing sales price of our common stock on The Nasdaq Stock Market on the date of grant.

Name	Option Date	Options Granted	Exercise Price
Charles J. Abbe	1/15/04	1,600	$48.64
	4/15/04	1,600	$38.35
	7/15/04	1,600	$30.10
	10/15/04	1,600	$27.52
Edward H. Braun	1/15/04	1,600	$48.64
	4/15/04	1,600	$38.35
	7/15/04	1,600	$30.10
	10/15/04	1,600	$27.52
Michael R. Gaulke	1/15/04	1,600	$48.64
	4/15/04	1,600	$38.35
	7/15/04	1,600	$30.10
	10/15/04	1,600	$27.52
William G. Oldham	1/15/04	1,600	$48.64
	4/15/04	1,600	$38.35
	7/15/04	1,600	$30.10
	10/15/04	1,600	$27.52
Peter J. Simone	1/15/04	1,600	$48.64
	4/15/04	1,600	$38.35
	7/15/04	1,600	$30.10
	10/15/04	1,600	$27.52
Young K. Sohn	1/15/04	1,600	$48.64
	4/15/04	1,600	$38.35
	7/15/04	1,600	$30.10
	10/15/04	1,600	$27.52
Jon D. Tompkins	1/15/04	1,600	$48.64
	4/15/04	1,600	$38.35
	7/15/04	1,600	$30.10
	10/15/04	1,600	$27.52

TOTAL		44,800

Compensation of Executive Officers

        Part I in our annual report on Form 10-K for the year ended December 31, 2004 contains a listing of and biographies for all of our executive officers.

        The following table shows for 2002, 2003 and 2004, compensation awarded or paid to, or earned by, our chief executive officer and our other four most highly compensated executive officers in 2004. The officers listed in the table below are referred to as the "Named Executive Officers":

	Annual Compensation (1)				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)		Securities Underlying Options	All Other Compensation ($)(3)
Robert P. Akins Chairman of the Board of Directors and Chief Executive Officer	2004 2003 2002	415,385 393,846 377,462	486,196 — 100,000		44,031 60,000 56,772	12,747 13,693 13,499
Pascal Didier President and Chief Operating Officer	2004 2003 2002	353,077 330,445 315,009	106,005 896,665 1,081,252	(4) (4)	28,570 40,000 38,440	12,097 13,348 13,708
Nancy J. Baker Senior Vice President and Chief Financial Officer	2004 2003 2002	259,615 237,500 211,765	257,982 — 47,000	(5)	18,000 25,000 21,899	12,533 9,700 12,246
Edward P. Holtaway Executive Vice President	2004 2003 2002	249,231 234,865 227,769	244,603 45,500 47,000	(5)	17,173 25,000 24,344	13,137 13,452 12,608
Brian C. Klene Executive Vice President	2004 2003 2002	249,231 232,197 218,804	246,241 — 45,150	(5)	17,346 25,000 47,517	12,492 10,312 13,100

(1)
As permitted by the SEC's rules, we have not included in this table the amounts paid by us for perquisites and other personal benefits unless the aggregate amount of such compensation is greater than the lesser of either $50,000 or 10% of the Named Executive Officer's total annual salary and bonus.

(2)
In the first quarter of 2002 and the third quarter of 2003, all executive officers accepted a temporary salary reduction.

(3)
Includes all other compensation as follows:

Name	Year	Company Matching 401(k) Contributions ($)	Life Insurance Premiums ($)	Financial Planning Services ($)	Total All Other Compensation ($)
Robert P. Akins	2004 2003 2002	5,000 4,000 4,000	1,282 2,163 2,163	6,465 7,530 7,336	12,747 13,693 13,499
Pascal Didier	2004 2003 2002	5,000 4,000 4,000	1,282 1,818 1,758	5,815 7,530 7,950	12,097 13,348 13,708
Nancy J. Baker	2004 2003 2002	5,000 4,000 4,000	1,068 1,310 1,191	6,465 4,390 7,055	12,533 9,700 12,246
Edward P. Holtaway	2004 2003 2002	5,000 4,000 4,000	1,027 1,292 1,272	7,110 8,160 7,336	13,137 13,452 12,608
Brian C. Klene	2004 2003 2002	5,000 4,000 4,000	1,027 1,292 1,220	6,465 5,020 7,879	12,492 10,312 13,100
(4)
Effective in the fourth quarter of 2001, we commenced a two-year bonus plan for Mr. Didier, our president and chief operating officer. The plan was established by the compensation committee of our board of directors to provide Mr. Didier with additional incentive during the industry downturn to direct us to operate within the approved quarterly budgets while maintaining our market leadership, execute our product roadmap and build the corporate infrastructure that we would need for the next industry upturn. The plan covered two sequential 12-month periods, each running from October 1 to September 30. Mr. Didier was eligible to earn up to $1 million at the end of each 12-month period depending on the achievement of pre-determined quarterly milestones and metrics for the period. In October 2002, we paid Mr. Didier $1 million, the maximum bonus under the plan for the first 12-month period. In addition, Mr. Didier received an annual bonus award of $81,252 in December of 2002. In 2003 we paid Mr. Didier $896,665, which represents the amount of the total $1.0 million potential bonus earned by him in the second and final 12-month period of the bonus plan.

(5)
Includes a $50,000 performance bonus, which is in addition to bonuses provided under our Executive Incentive Bonus Plan.

STOCK OPTION GRANTS AND EXERCISES

        The following tables show for 2004, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR(1)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Number of Securities Underlying Options Granted (#)
Name		% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Robert P. Akins	12,724 9,144 10,112 12,051	1.0554 0.7585 0.8387 0.9996	45.27 39.37 35.60 30.87	01/02/14 04/01/14 07/01/14 10/01/14	362,253 226,402 226,394 233,958	918,020 573,746 573,727 592,895
Pascal Didier	9,013 5,784 6,396 7,377	0.7476 0.4798 0.5305 0.6119	45.27 39.37 35.60 30.87	01/02/14 04/01/14 07/01/14 10/01/14	256,601 143,209 143,198 143,217	650,276 362,921 362,891 362,940
Nancy J. Baker	5,484 3,889 4,082 4,545	0.4549 0.3226 0.3385 0.3769	45.27 39.37 35.60 30.87	01/02/14 04/01/14 07/01/14 10/01/14	156,130 96,290 91,390 88,237	395,664 244,018 231,601 223,609
Edward P. Holtaway	4,718 3,467 4,129 4,859	0.3914 0.2876 0.3425 0.4030	45.27 39.37 35.60 30.87	01/02/14 04/01/14 07/01/14 10/01/14	134,322 85,841 92,443 94,333	340,398 217,539 234,268 239,057
Brian C. Klene	5,036 3,715 4,003 4,592	0.4177 0.3081 0.3320 0.3809	45.27 39.37 35.60 30.87	01/02/14 04/01/14 07/01/14 01/02/14	143,375 91,982 89,622 89,149	363,341 233,100 227,119 225,921

(1)
These options were granted pursuant to our 1996 Stock Option Plan. All options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. These options vest and become exercisable 25% after one year and monthly thereafter in equal installments over 36 months. To the extent exercisable at the time of employment termination, these options may be exercised for an additional 60 days.

(2)
Potential gains are net of exercise price and before taxes associated with exercise. The amounts represent certain assumed rates of appreciation based on SEC rules. Any actual gain on a stock option exercise is dependent on the future performance of our common stock, overall market conditions and option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect our estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-The-Money Options at FY-End ($)(2)
Name	Shares on Acquired Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. Akins	33,272	824,813	322,269	99,410	876,848	207,685
Pascal Didier	19,998	592,141	355,121	65,591	1,587,062	140,620
Nancy J. Baker	5,001	87,965	147,118	55,203	494,882	162,068
Edward P. Holtaway	3,000	100,455	222,962	40,711	1,465,180	87,078
Brian C. Klene	—	—	186,025	51,040	55,415	83,159

(1)
Fair market value of underlying securities on date of exercise minus the exercise price multiplied by the number of shares.

(2)
Fair market value of underlying securities on December 31, 2004 minus the exercise price multiplied by the number of shares.

OPTION REPRICING INFORMATION

        The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

Name	Date	Number of Securities Underlying Options Repriced or Amended (#)	Market Price of Stock at Time Of Repricing or Amendment ($)	Exercise Price at Time Of Repricing or Amendment ($)	New Exercise Price ($)	Length Of Original Option Term Remaining at Date of Repricing or Amendment
Pascal Didier	3/2/1998	50,000	$20.625	$27.375	$22.5625	4 Years 214 Days
	3/2/1998	150,000	$20.625	$33.750	$22.5625	4 Years 143 Days

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	4,363,658	$31.78	364,706	(3)
Equity compensation plans not approved by security holders (2)	3,097,843	$31.36	696,773

Total	7,461,501	$31.62	1,061,479

(1)
Includes the 1996 Stock Option Plan and the 1996 Director Option Plan.

(2)
Includes the 2000 Equity Incentive Plan and the ACX 1993 Stock Option Plan.

(3)
Includes 209,382 shares reserved under the 1996 Employee Stock Purchase Plan.

        The following equity compensation plans were in effect as of December 31, 2004 and were adopted without the approval of our stockholders:

        We adopted our 2000 Equity Incentive Plan ("2000 Plan"), on August 16, 2000. The 2000 Plan provides for the grant of options to employees or consultants who are neither directors nor officers. The exercise price of the options granted under the 2000 Plan will equal the quoted market value of the common stock at the date of grant. Options issued under the 2000 Plan expire ten years after the options are granted and generally vest and become exercisable ratably over a four year period following the date of grant. This plan was amended in 2002 to increase the shares reserved for issuance under the plan from 1,850,000 to 4,950,000. Of these shares, options to purchase 3,061,566 shares are outstanding and 696,773 shares remain available for grants as of December 31, 2004.

        We assumed the ACX Stock Option Plan upon completion of the acquisition of ACX in February 2001. Outstanding options may be exercised solely for shares of our common stock, according to the conversion ratio established in the terms of the acquisition. The outstanding ACX options were converted to options to purchase 336,109 of our shares, at exercise prices ranging from $2.08 to $38.71 per share. The ACX Stock Option Plan provides for the grant of incentive and nonstatutory options to purchase shares of common stock to employees, directors and consultants at prices not less than 100% of the fair market value of common stock on the date the options are granted. Options issued under the ACX Stock Option Plan expire five to ten years after the options were granted and generally vest and become exercisable ratably over a four-year period following the date of grant. No further options will be issued under the ACX Stock Option Plan. As of December 31, 2004, 36,277 shares are outstanding under the ACX Stock Option Plan at a weighted average exercise price of $11.08 per share.

Employment, Severance and Change of Control Agreements

        We have entered into employment agreements with Ms. Baker and Messrs. Akins, Didier, Holtaway and Klene, and certain other officers and key employees which entitle each individual to certain benefits in the event his or her employment with us is involuntarily terminated other than for cause within 18 months after a "change of control" of us. In such event, the individual is entitled to receive for a specified number of months (i) a continuation of his or her monthly base compensation as well as monthly payments equivalent to 1/12th of the average of his or her annual bonus amounts for the prior three years, (ii) a percentage of the bonus that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by us, (iii) vesting of all unvested stock options, and (iv) a continuation of medical benefits. Under the agreements, Messrs. Akins and Didier would be entitled to benefits for 24 months, Ms. Baker would be entitled to benefits for 18 months and Messrs. Holtaway and Klene would be entitled to benefits for 12 months. Mr. Akins is also entitled to similar benefits if he voluntarily resigns from Cymer within the 30-day period beginning one year after a change of control. For purposes of the agreements, involuntary termination includes a significant reduction in duties or responsibilities, a substantial reduction without good business reason in facilities and perquisites available to the employee, a material reduction in compensation, a significant reduction in the employee's benefits package, relocation without consent, termination other than for death, disability or cause, and failure of a successor company to assume the agreement. A mechanism is provided in each agreement to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the Internal Revenue Code of 1986.

        "Change of control" is defined in the agreements as (i) the acquisition by a person or entity of 50% of voting power of Cymer, (ii) a change in the composition of the board of directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either our directors on the date of the respective agreement or who were elected or nominated by a majority of such persons, or (iii) a merger resulting in a 50% or greater change in voting power or a sale of all or substantially all of our assets.

        The employment agreements with each of our Name Executive Officers also provide for an annual base salary that shall be reviewed by the compensation committee of the board of directors at least annually. The compensation committee may in its discretion increase the base salary but not decrease the base salary below the amount in the respective employment agreement. In February 2005, the compensation committee reviewed the annual base salaries for each of our Named Executive Officers and established the 2005 salaries of Ms. Baker and Messrs. Akins, Didier, Holtaway and Klene of $275,000, $450,000, $340,000, $255,000 and $265,000, respectively.

        In 2001, we entered into a two-year bonus plan arrangement with Mr. Didier separate from, and in addition to, our standard bonus framework. The bonus plan was composed of two contiguous 12 month periods (each a "Bonus Period"): the first beginning October 1, 2001 and ending September 30, 2002 and the second period beginning October 1, 2002 and ending September 30, 2003. Payment of any bonus amount due for each Bonus Period occurred at the end of such Bonus Period. The maximum amount payable with respect to each Bonus Period was $1.0 million.

        Effective as of December 1, 2001, we adopted an executive option and health coverage extension program for executive officers who voluntarily retire while in good standing with us and relinquish all options granted to them during the 365 days prior to their retirement. To be eligible for the program, the executive officer must have been an executive officer for at least five consecutive years and must have 10 consecutive years of full-time service and be at least 55 years old, or have 15 consecutive years of full-time service and be at least 50 years old. To receive the benefits of the program, a retiring executive officer must complete an approved succession planning process and enter into a release and waiver of claims and a consulting agreement with us. In return, the program provides the executive officer with four years of consulting service to us, $1,000 per month in pay for those services, continued vesting in his or her retained options during the term of the consulting agreement, and an extended period to exercise those options after retirement. The program also provides the executive with specific health insurance continuation benefits for a period of 18 months. At the executive's own expense, he or she may also continue with the financial advisory services previously paid by us. As of December 31, 2004, one former executive was active in this program.

Performance Measurement Comparison(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1999 for our (i) common stock, (ii) The Nasdaq Stock Market and (iii) the Morgan Stanley Technology 35 Index.

        The graph assumes that $100 was invested on December 31, 1999 in our common stock at the closing price of $46.00 and in each index, and that all dividends were reinvested. No dividends have been declared nor paid on our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CYMER, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Cymer, Inc. under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        None.

OTHER MATTERS

        The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Nancy J. Baker Secretary
April 8, 2005

        A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, is being sent to stockholders with this proxy statement with the list of exhibits attached. Exhibits to our annual report on Form 10-K are available for a charge equal to our reasonable expenses incurred in furnishing such exhibits upon written request to: Corporate Secretary, Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        A number of brokers with account holders who are Cymer stockholders will be "householding" our proxy materials. As a consequence, a single proxy statement will be delivered to the address of such stockholders unless they have provided contrary instructions to their brokers. If you have received notice from your broker that it will be householding communications to you, you will continue to receive our proxy materials until you revoke your consent or are notified that this procedure will be discontinued. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or contact the Corporate Secretary at Cymer, Inc., at (858) 385-6591 or in writing c/o Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding should contact their brokers.

APPENDIX A

2005 EQUITY INCENTIVE PLAN
APPROVED BY BOARD ON: MARCH 28, 2005
APPROVED BY STOCKHOLDERS
TERMINATION DATE: MARCH 28, 2015

1.     General.

        (a)   Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

        (b)   Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.

        (c)   General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     Definitions.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Affiliate" means (i) any corporation (other than the Company) in an unbroken ownership chain of corporations ending with the Company, provided each corporation in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain, and (ii) any corporation (other than the Company) in an unbroken ownership chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain. The Board shall have the authority to determine (x) the time or times at which the ownership tests are applied, and (y) whether "Affiliate" includes entities other than corporations within the foregoing definition.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 11(a).

        (d)   "Cause" means with respect to a Participant, the occurrence of any of the following: (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant's unauthorized use or disclosure of the Company's confidential information or trade secrets; or (v) such Participant's gross misconduct. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (e)   "Code" means the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

        (g)   "Common Stock" means the common stock of the Company.

        (h)   "Company" means Cymer, Inc., a Nevada corporation.

        (i)    "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (j)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (k)   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

          (ii)   a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (l)    "Covered Employee" shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

        (m)  "Director" means a member of the Board.

        (n)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (o)   "Effective Date" means the effective date of this Plan document, which is the date that this Plan is first approved by the Company's stockholders.

        (p)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (q)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (s)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists. (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

        (t)    "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (u)   "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (v)   "Nonstatutory Stock Option" means any Option other than an Incentive Stock Option.

        (w)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (x)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (y)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (z)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

        (aa) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

        (bb) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (dd) "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (ee) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (ff)  "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders' equity; and (xxviii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (gg) "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (iii) in view of the Board's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (x) to exclude the dilutive effects of acquisitions or joint ventures; (y) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (z) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (A) to exclude restructuring and/or other nonrecurring charges; (B) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (C) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (D) to exclude the effects to any statutory adjustments to corporate tax rates; (E) to exclude the impact of any "extraordinary items" as determined under generally accepted accounting principles; and (F) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

        (hh) "Performance Period" means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (ii)   "Plan" means this Cymer, Inc. 2005 Equity Incentive Plan.

        (jj)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (kk) "Securities Act" means the Securities Act of 1933, as amended.

        (ll)   "Stock Appreciation Right" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

        (mm) "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (nn) "Stock Award" means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, or any Other Stock Award.

        (oo) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (pp) "Stock Bonus Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

        (qq) "Stock Bonus Award Agreement" means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

        (rr)  "Stock Purchase Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

        (ss) "Stock Purchase Award Agreement" means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

        (tt)  "Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

        (uu) "Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (vv) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (ww) "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

        (xx) "Terminated Plans" means the Company's 1996 Stock Option Plan and the Company's 2000 Equity Incentive Plan in effect immediately prior to the Effective Date of the Plan.

3.     Administration.

        (a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

        (b)   Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award Agreement fully effective.

          (iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

          (iv)  To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

          (v)   To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

          (vi)  To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

          (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

          (viii) To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

          (ix)  To amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

          (x)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

          (xi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

        (c)   Delegation to Committee.

          (i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)   Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)   Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(s)(ii) above.

        (e)   Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (f)    Repricings. Notwithstanding any provision or provisions to the contrary in this Plan, the Board or Committee may not, without prior approval of its stockholders, effect (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option or Stock Appreciation Right under the Plan and the grant in substitution therefore of (I) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (II) a Stock Purchase Award, (III) a Stock Bonus Award, (IV) a Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (V) a Stock Unit Award, (VI) an Other Stock Award, (VII) cash, or (VIII) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

4.     Shares Subject to the Plan.

        (a)   Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, one million (1,000,000) shares of Common Stock.

        (b)   Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

        Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be one million (1,000,000) shares of Common Stock.

        (c)   Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

5.     Eligibility.

        (a)   Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)   Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)   Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two hundred fifty thousand (250,000) shares of Common Stock during any calendar year. the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two hundred fifty thousand (250,000) shares of Common Stock during any calendar year.

        (d)   Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.     Option Provisions.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions

        (a)   Term. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

        (b)   Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a)1 of the Code.

1
Code Section 424(a) applies to the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a parent or subsidiary of such corporation, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation if (1) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the options immediately before such substitution or assumption over the aggregate option price of such shares; and (2) the new option or the assumption of the old option does not give the employee additional benefits which he or she did not have under the old option.

        (c)   Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (d)   Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

          (i)    by cash or check;

          (ii)   bank draft or money order payable to the Company;

          (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iv)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (v)   by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

          (vi)  in any other form of legal consideration that may be acceptable to the Board; provided, however, that such form of consideration may not include deferred payment through the use of a promissory note.

        (e)   Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

          (i)    Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

          (ii)   Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing, no Option shall vest prior to the third anniversary of the date that such Option was granted with the exception of Options that vest based on the satisfaction of Performance Goals.

        (g)   Termination of Continuous Service. In the event that an Optionholder's Continuous Service terminates (other than for Cause or upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (h)   Extension of Termination Date. An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than for Cause or upon the Optionholder's death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

        (i)    Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (j)    Death of Optionholder. In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (k)   Termination for Cause. Except as explicitly provided otherwise in an Optionholder's Option Agreement, in the event that an Optionholder's Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder's Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

        (l)    Early Exercise. The Option Agreement may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

7.     Provisions of Stock Awards other than Options.

        (a)   Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Purchase Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

          (ii)   Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (A) in cash or by check at the time of purchase, (B) by past services rendered to the Company, or (C) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing, no Stock Purchase Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Purchase Awards that vest based on the satisfaction of Performance Goals.

          (iv)  Termination of Participant's Continuous Service. In the event that a Participant's Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board's election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant's original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant's purchase of the shares of Common Stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

          (v)   Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

        (b)   Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Bonus Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration. A Stock Bonus Award may be awarded in consideration for (A) past services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (ii)   Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing, no Stock Bonus Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of (i) Stock Bonus Awards that vest based on the satisfaction of Performance Goals.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

          (iv)  Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

        (c)   Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (ii)   Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, no Stock Unit Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Unit Awards that vest based on the satisfaction of Performance Goals.

          (iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

          (iv)  Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

          (v)   Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

          (vi)  Termination of Participant's Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

          (vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Unit Award Agreement evidencing such Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Stock Unit Award that is to be issued in a year following the year in which the shares of underlying Common Stock vest must be issued in accordance with a fixed pre-determined schedule.

        (d)   Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant.

          (ii)   Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

          (iii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, no Stock Appreciation Rights shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Appreciation Rights that vest based on the satisfaction of Performance Goals.

          (iv)  Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (v)   Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vi)  Termination of Continuous Service. In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

          (vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

        (e)   Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. Notwithstanding the foregoing, no Other Stock Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Other Stock Awards that vest based on the satisfaction of Performance Goals.

8.     Covenants of the Company.

        (a)   Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     Use of Proceeds from Sales of Common Stock.

        Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   Miscellaneous.

        (a)   Corporate Action Constituting Grant of Stock Awards. Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

        (b)   Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)   No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e)   Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

        (g)   Electronic Delivery. Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

        (h)   Performance Stock Awards.    A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Stock Awards described in this Section shall not exceed the value of two hundred fifty thousand (250,000) shares of Common Stock. Any vesting or other benefit under a Stock Award contingent upon the achievement of Performance Goals that have not been attained as of the date of termination of Continuous Service, so that the Participant is not irrevocably entitled to the benefit at the time of his or her termination of Continuous Service, shall be forfeited at the time of termination unless otherwise determined by the Board.

11.   Adjustments upon Changes in Common Stock; Other Corporate Events.

        (a)   Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and number of securities subject to each outstanding stock award under the Terminated Plans that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(c), (v) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 10(i); and (vi) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)   Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

          (i)    Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

          (ii)   Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Participants"), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

          (iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

          (iv)  Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

12.   Termination or Suspension of the Plan.

        (a)   Plan Term. Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.   Effective Date of Plan.

        This Plan shall become effective on the Effective Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) under this Plan unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

14.   Choice of Law.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

CYMER, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005

The undersigned hereby appoints Robert P. Akins, Pascal Didier and Nancy J. Baker, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cymer, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cymer to be held at 17075 Thornmint Court, San Diego, California on Thursday, May 19, 2005, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

CYMER, INC. 17075 Thornmint Court SAN DIEGO, CA 92127	VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2005. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2005. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below and then follow the simple instructions the Vote Voice provides you.

 VOTE BY MAIL.

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cymer, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

CYMER, INC.

The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:	To elect directors to hold office until the next Annual Meeting.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any additional nominee, mark "For All Except" and write the nominee's number on the line below.
Nominees:	01) Charles J. Abbe, 02) Robert P. Akins, 03) Edward H. Braun, 04) Michael R. Gaulke, 05) William G. Oldham, 06) Peter J. Simone, 07) Young K. Sohn, 08) Jon D. Tompkins
The Board of Directors recommends a vote for Proposals 2 and 3.					For	Against	Abstain
Proposal 2:	To approve Cymer's 2005 Equity Incentive Plan				☐	☐	☐
Proposal 3:	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cymer for its fiscal year ending December 31, 2005.				☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

CYMER, INC. 17075 THORNMINT COURT SAN DIEGO, CALIFORNIA 92127 PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS May 19, 2005 QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
OPTION GRANTS IN LAST FISCAL YEAR(1)
Performance Measurement Comparison(1)